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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 4, 2002, except for the matters discussed in Note 10, as to which the date is February 14, 2002, relating to the consolidated financial statements, which appears in Exhibit 13.1 to Advent Software, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated February 4, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

        /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
November 18, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS